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                                                                   Exhibit 10.23

                               AGREEMENT TO LEASE

This Agreement to Lease together with its annexures (hereafter the 'AGREEMENT') is made and executed at Gurgaon on this 3rd day of March 2004

                                     BETWEEN

(1) M/S UNITECH BUSINESS PARKS LIMITED, a Company, incorporated under the provisions of the Companies Act, 1956, and having its registered office at 6, Community Centre, Saket, New Delhi-17, and Corporate Office in South City I, Gurgaon, Haryana (hereinafter referred to as the `LESSOR'), which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to include its administrators, executors, successors and assigns), through its Authorized Signatories, (i) Mr. Ramkrishna Sharma (ii)Mr. Jogy P Thomas , appointed vide board resolution/s dated May 26, 2003; the Party of the FIRST PART .

                                       AND

(2) M/S GREENFIELD ONLINE PVT. LTD. a Company registered under the Indian Companies Act, 1956, having its registered office at E-11, Rajouri Gardens, New Delhi (hereinafter referred to as the 'LESSEE'), which expression shall mean and include, unless it be repugnant to the context or meaning thereof, its administrators, executors, successors and assigns, through its authorized signatory, Mr. C K Taneja, appointed vide board resolution dated February 10, 2002; the Party of the SECOND PART.

The LESSOR AND the LESSEE are hereinafter collectively referred to as the 'PARTIES'

WHEREAS

(A) The Lessor is the absolute owner of a plot of land admeasuring 4.39 acres in Sushant Lok, Gurgaon, Haryana-122001.

(B) The Lessor has developed the said plot of land admeasuring 4.39 acres in Sushant Lok, Gurgaon, Haryana by constructing thereon a multi-storied commercial complex under the name & style of `Unitech Trade Centre' (hereinafter referred to as the `SAID COMPLEX') in accordance with the Building Plans approved and sanctioned by the Director, Town and Country Planning, Haryana, Chandigarh.

(C) The Lessee has approached the Lessor to take on lease office space on the First Floor of the Complex, admeasuring 19,253 sq. ft. as more particularly marked in the Annexure I hereto (hereinafter referred to as the "Premises").


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(D)    The Lessee has represented and warranted to the Lessor that it has the power and authority to take on lease the Premises and to enter into and perform this Agreement.

(E) The Lessor has represented that it has the power and authority to grant the lease and has accepted the proposal of the Lessee to give it on lease the Premises together with the right to use 19 car parking slots, in the upper/lower basement of the complex for a period of three years to coincide with the term of the Lease Agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH AS UNDER:

                                    ARTICLE 1
                                      LEASE

1.1 The Lessor hereby agrees to give on lease to the Lessee and the Lessee hereby agrees to take on lease from the Lessor the premises i.e. the office space admeasuring 19,253 sq. ft. of super built - up area on the First floor, Unitech Trade Centre, Sushant Lok, Tehsil and District Gurgaon, Haryana-122001, as detailed and marked in the Annexure I hereto, subject to the mutual rights and obligations as contained in this Agreement.

1.2 The Lessor further agrees to allot and give the right to Lessee to use car-parking space for 19 cars earmarked in the basement during the term of this lease free of cost. The Lessor also agrees to give the undivided rights to use to the Lessee of all the common areas in the Complex along with other occupants of the Said Complex.

                                    ARTICLE 2
                              TERM OF THE AGREEMENT

2.1 The Agreement shall commence from the date of signing of this Agreement("Lease Commencement Date") and which, shall continue to be in force and binding between the Parties for a initial period of three years (hereafter referred to as the 'LEASE PERIOD'). The same can be renewed for another two term of three years each at the Lessee's discretion by providing Lessor with notice of its intention to renew the Lease, 90 days prior to expiration of the then existing Term. Each renewal will be on the same terms and conditions as contained in this lease with an escalation in Rent and Security Deposits by 12%. A fresh lease agreement shall be executed upon every such renewal.

2.2 It is agreed between the Parties that the said Lease Period of 3 (three) years shall be regarded as the lock-in-period, wherein the lease cannot be terminated by the either Party before the expiry of three years, subject however to Lessor's right and remedies as provided in Article 11. If the Lessee surrenders


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       the Premises before the expiry of initial 3 (three) years from the date of commencement of the lease, the Lessee shall be liable to pay rental for the entire lock-in period of 3 (three) years. In the event the Lessee wishes to discontinue / terminate the lease anytime beyond the first three-year period, the Lessee shall be at liberty to do so. However, any such termination by the Lessee during any renewed term of Lease shall be upon serving three months' written notice to the Lessor.

                                    ARTICLE 3
                                RENT AND SECURITY

3.1 In consideration of the Lessor agreeing to lease out to the Lessee the Premises, the Lessee shall pay the Lessor rent @ Rs. 38/- per sq. ft. per month) on the super area i.e. Rs. 7,31,614/- (Rupees Seven Lacs Thirty One Thousand Six Hundred and Fourteen Only) per month for the initial period of three years in respect of the Premises. It is clarified that the above rental shall include the cost of doing false ceiling, false ceiling lighting, a/c ducting , fire sprinkler and cement screeding, subject to a maximum expense cap of Rs.225/- per sq. ft. on the super area, which shall be provided by the Lessor in the Premises.

3.2    The rent for the Premises shall commence from July 01, 2004.

3.3 In the event the lease is extended for a further period of three years, the increase in the Rent and Security Deposits shall be 12% (Twelve percent) over the rent of the preceding term.

3.4 The rent and the other charges in respect of the Premises as specified in this Agreement shall be paid monthly in advance on or before the 7th of each calendar month in respect of the month for which the rent is due. Any delay in payment of rent by the due date shall attract levy of interest @ 18% p.a. for the period of delay, which shall also be payable by the Lessee to the Lessors.

3.5 In addition to the monthly rent payable, the Lessee agrees to pay and shall always maintain with the Lessor as Interest Free Refundable Security Deposit (herein referred to as the `Security Deposit'), an amount that shall always be equivalent to 6 (six) months rent of the said Premises. The Security Deposit payable by the Lessee to the Lessor for the Lese Period shall be a sum of Rs.43,89,684 /- (Rupees Forty Three Lacs Eighty Nine Thousand Six Hundred Eighty Four Only).

3.6 That the Lessee has paid unto the Lessor a sum of Rs. 21,94,842/-, equivalent to three months of Rent towards part of the Security Deposit and the balance of the Security Deposit, equivalent to Rs. 21,94,842/- shall be payable at the time of signing and execution of this Agreement.

3.7 Upon increase in rent by 12% in the renewed periods, the aforesaid Security Deposit shall automatically stand increased from the first month of renewed period so as to be always equal to Six months of the corresponding rent. The


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       Lessee along with the rent shall pay the increased amount of Security
       Deposit upon each renewal of Lease.

3.8 The entire amount of Security Deposit paid by the Lessee during the lease period shall be kept by the Lessor which shall be refunded by the Lessor to the Lessee without any interest upon the Lessee surrendering peaceful, vacant and physical possession of said premises, free from all encumbrances, upon expiry or earlier termination of this Lease, subject to adjustment of arrears of rent and any other sums due and payable under this Agreement, if any.

3.9 The rent payable by the Lessee to the Lessor shall also be subject to statutory deductions.

3.10 If the Lessee vacates the Premises upon termination or expiry of this Agreement after serving the due notice as prescribed, and the Lessor fails to refund the Security Deposit to the Lessee simultaneously with the Lessee handing over the vacant possession of the Premises to the Lessor, the Lessor shall, on the unpaid Deposit, pay to the Lessee an interest @ 18% per annum from the date on which the Security Deposit becomes due for refund till the date of actual payment.

                                    ARTICLE 4
                                   MAINTENANCE

       The Lessee hereby agrees that it shall simultaneously enter into a separate Maintenance Agreement with the maintenance agency for the maintenance of the Premises and the Common Areas of the Said Complex. In the event the Maintenance Agreement is not signed within one week of signing of the Agreement; the Lessor shall have the right to terminate the Agreement in terms of clause 11 of the Agreement. The said Maintenance Agreement shall form part of the Agreement and is annexed hereto as Annexure `II', and the Lessee hereby undertakes to abide with all the terms and conditions stipulated therein

                                    ARTICLE 5
                     REPRESENTATION AND OBLIGATION OF LESSOR

5.1 That the Lessor is the absolute owner of the Premises and is in peaceful possession of the same, free from all encumbrances and direct litigation on the Premises.

5.2    That the Lessor has the power and authority to grant the lease.

5.3    That the Premises can be used for office purposes.

5.4 That the Premises have been constructed in accordance in accordance with the approved building Plans and that the Lessor is not in breach of any statutory / municipal regulation with respect to the Premises.


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5.5    That the Lessor shall not hold the Lessee responsible for any previous dues, taxes, levy, etc., if any due upon the Lessor prior to the execution of this Agreement.

5.6 For the purposes of this Lease, the Lessee may take possession of the Premises immediately upon the execution of this Agreement to Lease by both parties.

5.7 The Lessor shall permit the Lessee to carry out at the cost of the Lessee, but without in any way damaging the main structure of the Premises, internal partitions and other internal alterations and additions which are not visible from outside, as may be necessary for the business of the Lessee provided that such internal alterations or additions shall not be in violation of any local laws, bye laws or regulations.

                                    ARTICLE 6
                               TITLE AND OWNERSHIP

6.1 Save as otherwise provided in this Agreement, no right, title or interest in the Premises shall pass to the Lessee by virtue of these presents. The Lessee shall at no time contest or challenge the Lessor's sole and exclusive right, title and interest in the Premises.

6.2 The Lessee also agrees and undertakes not to sell, assign or sublet the Premises or otherwise encumber or suffer a lien thereon without the prior consent of the Lessor in writing. However, the Lessee has the right to sublet the Premises in full thereof to a party, who would be bound under the same terms and conditions as stated in this Lease. A written permission shall be obtained before the subletting the premises and the Lessor shall not withhold such permission unreasonably. The Lessee shall, however, remain solely responsible for the rental payments, title and session to the Lessor.

6.3 Conditional upon the Lessee's compliance with and fulfillment of the term and conditions of this Agreement, the Lessee shall have the right to have exclusive peaceful possession of the Premises for the full term of the Agreement.

                                    ARTCLE 7
                    REPRESENTATIONS AND OBLIGATIONS OF LESSEE

7.1 The Lessee shall pay to the Lessor rent and all other sums payable under this Agreement not later than the 7th day in advance. In the event of any delay the Lessee shall be liable to pay interest @18% per annum on all amounts due and payable by the Lessee under this Agreement.

7.2 It is clearly understood by the Parties that currently there are no municipal taxes or levies payable with respect to the said Premises. If any municipal taxes or levies are levied by local or state authorities with respect to the said Premises the same shall be borne by the Lessee. However liability of the Lessee to pay such tax or levy shall be from the Lease Commencement Date.


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7.3    To pay by the due date meter, hire and electricity charges as recorded in the meter and water charges pertaining to the aforesaid premises. In the event of there being common meter for common services the Lessee shall jointly with other occupants of the Said Complex shall pay within 7 (seven) days from the date of the bill to the Lessors the proportionate cost of water and electricity charges calculated on the super built-up area of the Premises.

7.4 To carry out day-to day maintenance of the internal of the Premises at its own cost.

7.5 To permit the Lessors and their representative at all reasonable hours, after prior notice of 24 hours to enter into the Premises for the purpose of inspection or maintenance of services or for any other purpose.

7.6 The insurance of the interiors of the Premises shall be the responsibility of the Lessee and the Lessor shall not in any case be liable for any damage or loss occurred to the interiors or articles within the premises.

7.7 To use the Premises for office purposes only and not to carry on or permit to be carried on in the Premises or in any part thereof any activities which shall be or are likely to be unlawful, obnoxious or of nuisance, annoyance or disturbance to other tenants/ occupants in the Complex.

7.8 It is agreed by the Lessee not to keep or store any goods of hazardous or combustible nature or otherwise so as to affect the construction or the structure of the Complex.

7.9 To display name and address of its office only at such place(s) at designate places and in the manner as may be permitted by the Maintenance Agency and not to do any act in this respect, which is contrary to the terms and condition of the maintenance agreement.

7.10 The Premises shall be used only by the Lessee for its own, associates, subsidiaries, group companies and affiliates office purposes and the Lessee undertakes that it shall not assign, transfer, mortgage, sublet or grant leave and license or transfer or part with or share possession in any manner whatsoever, of any portion of the Premises, with any other party without the prior written consent of the Lessor, and further undertakes to produce relevant documents to substantiate the group companies, subsidiaries etc.

7.11 The Lessee shall not make any structural additions or alterations in the Premises unless specifically allowed by the Lessor, and if any structural addition or alteration are permitted then the Lessee shall make sure that upon vacating the premises, the Lessee shall remove all such fittings and alterations and restore the Premises in its original condition except reasonable wear and tear.


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                                    ARTICLE 8
                                    INDEMNITY

       The Lessee acknowledges that the Lessor shall not be liable to the Lessee for any special, consequential or indirect loss arising out of this Agreement and undertakes to indemnify and hold harmless the Lessor against any such loss. The Lessee shall indemnify the Lessor against all arrears of rent and any other sum due and payable by the Lessee if the total sum of such arrears and dues of the Lessee is in excess of the amount deposited as the Security Deposit.

                                    ARTICLE 9
                                   INSPECTION

9.1 The Lessor or its designated representative shall have the right from time to time during the normal business hours on any working day with prior notice of atleast 24 hours in writing to the Lessee, except in cases of emergency, to enter upon the Premises for the purpose of inspecting the service and maintenance in the Premises.

9.2 The Lessee shall permit the Lessor or its authorized representative to enter into the Premises with prior notice of atleast 24 hours in writing to the Lessee, except in cases of emergency to check for the compliance with the Agreement.

                                   ARTICLE 10
                                     GENERAL

10.1   STAMP DUTY

       The Agreement for the Premises shall be registered and the charges pertaining to the stamp duty shall be borne by the Lessee.

10.2   ASSIGNMENT/ SALE

       The Lessor shall have the right to sell or transfer the Premises, in part or in full, during the period of lease to any third party(s). However, the Lessor shall ensure that the third party(s) shall be bound by and adhere to the terms and conditions of the Agreement to ensure uninterrupted and peaceful enjoyment of the Premises by the Lessee for the period of lease and any renewal periods.

10.3   FORCE MAJEURE

       The Parties shall not be held responsible for any consequences or liabilities under this Agreement by reason of restrictive Governmental Laws or Regulations, riots, insurrection, terrorist action, natural calamity, and acts of God etc. Subject to what is stated hereinafter in this Clause, the term of this lease shall automatically stand extended during the operation, occurrence or continuance of Force majeure circumstance(s), provided however,that if, on account of Force Majeure as aforementioned the Lessee is unable to fully use or enjoy the Premises herein demised for a continuous period of 90 days, then the Lessee may in its sole discretion terminate or continue with this lease. No


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       rental, maintenance shall be due during any period where Lessee cannot fully use or enjoy the Premises due to a Force Majeure. However inability to pay rents, for any reason whatsoever, shall not constitute an event of Force Majeure.

10.4   ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the Parties and revokes and supersedes all previous agreements between the Parties, if any, concerning the matters covered herein whether written oral or implied. The terms and condition of this Agreement shall not be changed or modified except by written amendments duly agreed between the Parties.

                                    ARTICLE 11
                                   TERMINATION

11.1   The Parties may terminate this Agreement in the following manner:

11.1.1 By the Lessor upon happening of Events of Default of Lessee

11.1.2 By either Party upon the other committing any material breach of the terms and conditions of this Agreement, which breach remains uncured for more than 30 days after proper notice from such Party.

11.1.3 The execution or performance of this Agreement, by the Lessor or the Lessee, is contrary to applicable law.

11.2   EVENTS OF DEFAULT:

       An event of default by Lessee shall occur hereunder if:

11.2.1 The Lessee fails to pay any of the lease rentals or part thereof or other payment required hereunder when due and such failure continues for a period of 30 days after written notice is sent to the Lessee;

11.2.2 Upon Lessee committing any material breach of the terms and conditions of this Agreement, which breach remains uncured for more than 30 days after proper notice from the Lessor.

11.2.3 The Lessee fails to pay any of the maintenance charges or part thereof or other payment required in the maintenance agreement when due and such failure is not cured by the Lessee as provided therein. It is also agreed between the Parties that termination of the maintenance agreement shall be simultaneous with this Agreement and in accordance with the terms and conditions stipulated therein.

11.2.4 The Lessee omit to perform, observe any covenant or condition to be observed and performed of this Agreement and shall continue to do so or does not remedy the breach within thirty (30) days after written notice received in respect thereof;


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11.2.5 The Lessee transfers or part with possession or sublets, without the permission of the Lessor as provided for in Section 6.2, or encumbers or creates any lien or endangers the Premises;

11.2.6 The Lessee becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, with regard to the said Premises;

11.2.7 Shall be in default under any other agreement executed with the Lessor and / or such default is continuing and not cured.

11.3   REMEDIES

       Upon the occurrence of any Event of Default and at any time thereafter, in addition to the right available to the Lessor in the Agreement here in above, the Lessor shall declare all sums due and to become due hereunder for the full term of the lease, immediately due and payable by the Lessee and upon the Lessee failing to make the said payment within 30 days thereof, Lessor may, at its sole discretion to do the following:

11.3.1 The Lessor may forthwith re-enter upon the Premises or any part thereof and this Agreement shall thereupon stand determined but without prejudice to any claim, which the Lessor may have against the Lessee in respect of any breach, non-performance or non- observance of the covenants or conditions herein contained.

11.3.2 The Lessor may adjust all moneys including unadjusted advance rentals deposited by the Lessee under this Agreement against all sums due to the Lessor including interest, damages, etc. However, if the arrears of rent and any other sum due and payable by the Lessee exceed the amount deposited as security, then the Lessee shall pay / indemnify the Lessor as per the clause 8 of the Agreement.

                                   ARTICLE 12
                                      COSTS

       The Lessee shall be liable for all legal fee and other cost and expenses, as determined by the Arbitrator / Courts, resulting from the foregoing defaults of the Lessee as mentioned in the clause 7 above.

                                   ARTICLE 13
                                     WAIVER

       Any expressed or implied waiver by the Lessor of any default shall not constitute a waiver of any other default by the Lessee or a waiver of any of the Lessor's right. All original rights and powers of the Lessor under this Agreement will remain in full force, notwithstanding any neglects, forbearance or delay in the enforcement thereof by the Lessor, and the Lessor shall not be deemed to have waived any of the Lessor's rights or any provision


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       of this Agreement or any notice given hereunder unless such waiver be provided in writing by Lessor and any waiver by the Lessor of any breach by the Lessee of the Agreement shall not be deemed a waiver of any continuing or recurring breach by the Lessee of the Agreement.

                                   ARTICLE 14
                         APPLICABLE LAW AND JURISDICTION

16.1 This Agreement shall be construed and the legal relations between the Parties hereto shall be determined and governed according to the laws of India.

16.2 That the Civil Courts at Gurgaon and Punjab & Haryana High Court at Chandigarh alone shall have jurisdiction in all matters arising out of and/or concerning this transaction.

                                    ARTICLE 15
                                   ARBITRATION

15.1 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement shall be mutually discussed and settled between the Parties.

15.2 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement, which cannot be amicably settled, shall be finally decided by arbitration to be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996. Any arbitration pursuant hereunder shall be a domestic arbitration under the Applicable Law.

15.3 The venue of arbitration shall be Gurgaon or such other place as may be mutually agreed between the Parties and the language of arbitration shall be English.

15.4 The arbitration shall take place before three arbitrators, one to be appointed by each Party and a presiding arbitrator to be appointed by the said two Arbitrators, within thirty days of the invocation of the arbitration. The award shall be rendered in English Language.

                                   ARTICLE 16
                              NO PARTNERSHIP/AGENCY

       Nothing in this Agreement shall be construed as creating a partnership or joint venture between the Lessee and the Lessor. Neither party will be deemed to be an agent of the other party as a result of any act under or related to this Agreement, and will not in any way pledge the other Party's credit or incur any obligation on behalf of the other Party.

                                   ARTICLE 17
                                     NOTICE


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       Any notice to be served on either of the Parties by the other shall be sent by prepaid recorded delivery or registered post or by fax at the address shown at recital of the Agreement and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours if sent by fax or by electronic mail.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR HANDS AND SEAL TO THESE PRESENTS ON THE DAY, MONTH AND YEAR FIRST ABOVE WRITTEN IN THE PRESENCE OF THE FOLLOWING WITNESSES :

SIGNED, SEALED & DELIVERED
For & on behalf of

LESSEE /                                        LESSOR /
SECOND PARTY                                    FIRST PARTY




AUTHORISED SIGNATORY                            AUTHORISED SIGNATORY

Witnesses :